Exhibit 10.3

NOTE 4

$980,000.00	Payable at Naples, Florida Effective May 29, 2015

FOR VALUE RECEIVED, the undersigned, Innovative Food Holdings, Inc., a Florida corporation, Food Innovations, Inc., a Florida corporation, Gourmet Foodservice Group, Inc., a Florida corporation, Artisan Specialty Foods, Inc., a Delaware corporation, 4 The Gourmet, Inc., a Florida corporation, Haley Food Group, Inc., a Florida corporation, Gourmet Foodservice Group Warehouse, Inc., a Florida corporation, Food New Media Group, Inc., a New York corporation and Organic Food Brokers, LLC, a Colorado limited liability company (herein “Borrowers”), jointly and severally, promise to pay in lawful money of the United States of America to Fifth Third Bank, an Ohio banking corporation (herein “Lender”) or other holder of this Note, at 999 Vanderbilt Beach Road, 7th Floor, Naples, FL 34108, or such other place as the holder hereof may direct in writing, the principal sum of Nine Hundred Eighty Thousand and 00/100 Dollars ($980,000.00), or such lesser amount as may be outstanding pursuant to the Loan Agreement dated November 26, 2013, as amended on even date herewith (herein “Loan Agreement” (capitalized terms not otherwise defined in this Note shall have the definitions ascribed to them under the Loan Agreement)) together with all accrued and unpaid interest thereon.

A.  The principal sum outstanding shall bear interest at a floating rate per annum equal to 2.75% in excess of the "LIBOR Rate", (the "Interest Rate"). The LIBOR Rate is the rate of interest (rounded upwards, if necessary, to the next 1/8 of 1% and adjusted for reserves if Lender is required to maintain reserves with respect to relevant advances) fixed by the ICE Benchmark Administration Limited (or any successor thereto, or replacement thereof, as approved by Lender, each an "Alternate LIBOR Source"), at approximately 11 :00 AM London time (or at the relevant time established by an Alternate LIBOR Source or by Lender), relating to quotations for the one month London InterBank Offered Rates on U.S. Dollar deposits as published on Bloomberg LP (or any successor thereto, or replacement thereof, as approved by Lender, each an "Approved Bloomberg Successor"), or, if no longer provided by Bloomberg LP, such rate as shall be determined in good faith by the Lender from such sources as it shall determine to be comparable to Bloomberg LP (or any Approved Bloomberg Successor) as determined by Lender at approximately 10:00 a.m. Cincinnati, Ohio time on the relevant date of determination.

B.  The Interest Rate shall initially be determined as of the date of this Note and shall be effective until the first (1st) business day of the month following the period after the date of this Note. The Interest Rate shall be adjusted automatically on the first (1st) business day of each one month period thereafter, commencing on the first (1st) business day of the month following the expiration of the initial Interest Rate determination under this Note.

C.  Interest at the RATE set forth above, unless otherwise indicated, will be calculated on the basis of the 360 day per year method, which computes a daily amount of interest for a hypothetical year of 360 days, then multiplies such amount by the actual number of days elapsed in an interest calculation period.

D.  Notwithstanding any other provision contained in this Note, the Lender does not intend to charge and Borrowers shall not be required to pay any amount of interest or other fees or charges in excess of the maximum amount permitted by applicable law.  Any payment in excess of such maximum shall be refunded to Borrowers or credited against principal, at the option of the Lender.

Note 4 in Favor of Fifth Third Bank, an Ohio banking corporation

E.  Borrowers, jointly and severally, agree to pay said principal, and all accrued and unpaid interest thereon as follows:

1.  Beginning on June 29, 2015, and continuing on the 29th day (except for February which payment date shall be the 28th day) of each succeeding month thereafter until the Maturity Date, Borrowers shall pay all accrued interest.

2.  Borrowers shall make monthly payments of principal in the amount of $8,166.67 beginning on June 29, 2015, and continuing on the 29th day (except for February which payment date shall be the 28th day) of each succeeding month thereafter until the Maturity Date.

3.  The entire principal balance and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date of May 29, 2020, unless sooner accelerated following a Default (as defined herein).

F.  Borrowers shall be in default under this Note (herein “Default”) upon the happening of any of the following events, circumstances or conditions; namely:

1.  Default in the payment when due of any principal or interest under this Note.

2.  Any other Event of Default under the Loan Agreement or other Loan Document, including the Illinois mortgage securing this Note, which continues beyond any applicable notice and cure period.

In the event of such Default, the entire amount of this Note shall become due and payable at the election of the holder and all such sums shall bear interest at the Default Rate as defined in the Loan Agreement.  Failure to precipitate for Default shall not estop the right to assert for subsequent Defaults.

G.  The use of the masculine pronoun herein shall include the feminine and neuter and also the plural.  If any provision of this instrument shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

H.  If any payment is not paid within ten (10) days of the Due Date, undersigned agrees to pay to Lender a late payment fee as provided for in the Loan Agreement.

I.  Interest not paid when due shall bear interest.

J.  Should it become necessary to collect this Note through an attorney, all parties hereto, whether maker, endorser, surety or guarantor each severally agree to pay all costs of collecting this Note, including a reasonable attorney's fee, whether at trial, at any appellate level, or in any bankruptcy proceeding, whether collected by suit or otherwise. As used herein, attorney's fees shall include a separate award for paralegal or legal assistants’ fees.

K.  Each Borrower waives presentment for payment, protest and notice of protest and non-payment of this Note, and consents that this Note or any part hereof may be extended without further notice.

L.  Each Borrower waives its right to a jury trial of any claim or cause of action based upon or arising out of this Note, and/or the transactions contemplated by this Note, or any dealings between Borrowers and Lender.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.

Note 4 in Favor of Fifth Third Bank, an Ohio banking corporation

Borrowers acknowledge that this waiver is a material inducement to Lender to loan money to Borrowers.

M.  Any judgment rendered on this Note shall bear interest at the highest rate of interest permitted pursuant to Chapter 687, Florida Statutes.

N.  This Note is not secured by Florida real property but is secured by a mortgage on real estate located in Illinois and pursuant to §201.08 of Florida Statutes documentary stamp taxes in the amount of $2,450.00 have been paid in connection with this Note.

Innovative Food Holdings, Inc., a Florida corporation By: Justin Wiernasz, its President EIN: 20-1167791

Food Innovations, Inc., a Florida corporation By: ______________________________ Justin Wiernasz, its President EIN: 100002630	Gourmet Foodservice Group, Inc., a Florida corporation
By: _____________________________ Justin Wiernasz, its President EIN: 263780857

Artisan Specialty Foods, Inc., a Delaware corporation By: ______________________________ Justin Wiernasz, its President EIN: 455301842	4 The Gourmet, Inc., a Florida corporation
By: _____________________________ Justin Wiernasz, its President EIN: 263780922

Haley Food Group, Inc., a Florida corporation By: ______________________________ Justin Wiernasz, its President EIN:46-1290142	Gourmet Foodservice Group Warehouse, Inc., a Florida corporation.
By: _________________________________ Justin Wiernasz, its President EIN:46-1331955

Signatures continue on the next succeeding page

Note 4 in Favor of Fifth Third Bank, an Ohio banking corporation

Food New Media Group, Inc., a New York corporation By: ______________________________ Justin Wiernasz, its President EIN: 26-2921339	Organic Food Brokers, LLC, a Colorado limited liability company By: Justin Wiernasz, its President
EIN___________________

Note 4 in Favor of Fifth Third Bank, an Ohio banking corporation